Mary J. George
                               33822 Bridgehampton
                          Dana Pointe, California 92677

                                  July 15, 1999


Mr. Terry G. Lee
Chairman of the Board
Bell Sports Corp.
6350 San Ignacio Avenue
San Jose, CA  95119

Dear Terry,

As you know, on February 2, 1999, the Compensation and Organization Committee of the Board of Directors of Bell Sports Corp. (the "Company") decided to promote Bill Bracy to be the President of the Company and Bell Sports, Inc. ("BSI"), effective July 1, 1999. I suggested Bill's promotion and have agreed to relinquish the position of President of the Company and BSI. I will retain the position of Chief Executive Officer of each of the Company and BSI.

Section 2.1 of my employment agreement with the Company and BSI, dated as of February 17, 1998 (the "Employment Agreement"), provides that I will be employed as the President and Chief Executive Officer of each of the Company and BSI.

Section 4.6 of the Employment Agreement also provides that unless I consent in writing, upon the occurrence of an event falling within the definition of "Good Reason" I may terminate my employment and be entitled to receive specified payments and benefits. I am providing the consent set forth below because the promotion of Bill Bracy could be deemed an event falling within that definition.

I hereby consent to the promotion of Bill Bracy to be the President of the Company and BSI and to the concurrent assignment to him by the board of Directors of the Company and/or the Board of Directors of BSI; of duties and responsibilities consistent with that promotion, even though certain of those duties and responsibilities may have previously been assigned to me. Further, it is understood that this agreement does not effect any other terms of employment between the Company and me.

                                        Very Truly Yours,

                                        /s/ Mary J. George
                                        ----------------------------------------
                                        Mary J. George

Acknowledged,

/s/ Terry G. Lee
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7/22/99